Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2015, with respect to the consolidated financial statements of Trans Union de México, S.A., Sociedad de Información Crediticia and Subsidiary, incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of TransUnion for the registration of shares of its common stock.

Mancera, S.C.

A member practice of

Ernst & Young Global Limited

/s/ C.P.C. Jorge M. Senties

Jorge M. Senties

Mexico City, Mexico

February 24, 2016